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                                  Memorandum



                         Nuveen Unit Trusts, Series 17
                              File No. 333-59757

     The Prospectus and the Indenture filed with Amendment No. 1 of the Registration Statement on Form S-6 have been revised to reflect information regarding the deposit of securities on July 31, 1998 and to set forth certain data based thereon. In addition, there are a number of other changes from the Prospectus as originally filed to which reference is made, including the change in the size of the Fund, a corresponding change in the number of Units and a change in the trust constituting the Fund.

     An effort has been made to set forth below certain of the changes and also to reflect all changes by marking the Prospectus submitted with the Amendment.

                                   Form S-6

     Facing Sheet. The file number, effective date and 487 election is now provided.

                                The Prospectus

     Part A - Page 1. The date of the prospectus, CUSIP numbers, the number of securities contained in the Trusts and the date of Part B of the Prospectus have been updated.

     Part A - Pages 2-3. The "Trust Summary and Financial Highlight" section, including applicable footnotes, has been updated.



     Part A - Pages 5-6. The securities selected for the Trust and descriptions of the issuers have been updated.

     Part A - Page 6. The period over which the deferred sales charge will be collected has been updated.

     Part A - Page 11. The Schedule of Investments and the related footnotes have been updated.

     Part A - Page 12. The Statement of Condition and the related footnotes have been updated.

     Part A - Page 13. The Report of Independent Public Accountants has been updated.

          Page B - Page 1. The date of Part B of the Prospectus has been updated.

          Page B - Pages 10-15. The "Tax Status" section has been updated.

          Page B - Back Cover. The date of Part B of the Prospectus has been updated.

          Information Supplement. The date of the supplement and the series number have been updated.

                              Chapman and Cutler

Chicago, Illinois
July 31, 1998